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                                    BRADLEES, INC.                       Exhibit 20
                            SECOND QUARTER RESULTS VS. PLAN              Page 1 of 2
                                     (Unaudited)
                                    (In Millions)

                                        Second Quarter 1999              Year-to-Date 1999
                                  Actual   Plan*   :  Last Year :   Actual    Plan*  : Last Year
INCOME SUMMARY:                                    :            :                    :
 Owned Sales                      $365.8   $323.9  :   $308.8   :    $679.7   $609.0 :   $591.2
 Food Service Sales                  1.9      1.7  :      1.6   :       3.3      3.2 :      3.0
 Leased Department Sales            14.2     13.0  :     12.4   :      23.8     22.1 :     21.9
                                 -------- -------- :  --------  : ---------- --------: ---------
 Total Sales                       381.9    338.6  :    322.8   :     706.8    634.3 :    616.1
                                                   :            :                    :
 Gross Margin $                    118.5    102.3  :     96.6   :     206.7    181.8 :    176.3
 Gross Margin % (based on owned     32.4%    31.6% :     31.3%  :      30.4%    29.9%:     29.8%
                 sales)                            :            :                    :
                                                   :            :                    :
 SG&A Expenses                    (105.6)   (95.9) :    (92.4)  :    (205.8)  (192.1):   (185.2)
 Other Income                        3.9      3.5  :      3.1   :       6.6      6.1 :      6.1
                                 -------- -------- :  --------  : ---------- --------: ---------
 EBITDA (Loss)                      16.8      9.9  :      7.3   :       7.5     (4.2):     (2.8)
                                 -------- -------- :  --------  : ---------- --------: ---------
 Gain(Loss) on Dispos. of Prop.        -        -  :        -   :         -        - :     (0.2)
 Depreciation & Amortization Exp.   (7.2)    (7.5) :     (8.0)  :     (14.5)   (15.1):    (16.6)
 Interest and Debt Expense          (7.1)    (7.7) :     (3.9)  :     (14.0)   (15.1):     (7.6)
 Reorganization Items                0.7        -  :      1.9   :       0.7        - :     (0.2)
                                 -------- -------- :  --------  : ---------- --------: ---------
 Net Income (Loss)                  $3.2    ($5.3) :    ($2.7)  :    ($20.3)  ($34.4):   ($27.4)
                                 ======== ======== :  ========  : ========== ========: =========
BALANCE SHEET SUMMARY:                                                Balance at End of Period
 Cash and Cash Equivalents                                            $11.5     $8.2 :     $8.1
 Restricted Cash and Cash Equivalents                                     -        - :     24.9
 Inventories                                                          244.3    247.1 :    239.5
 Other Current Assets                                                  21.2     16.0 :     16.1
                                                                  ---------- --------: ---------
  Total Current Assets                                                277.0    271.3 :    288.6
 Net Fixed Assets                                                     114.5    100.6 :    142.8
 Long-Term Assets                                                      80.9     93.5 :    143.9
                                                                  ---------- --------: ---------
   Total Assets                                                      $472.4   $465.4 :   $575.3
                                                                  ========== ========: =========
 Accounts Payable                                                    $138.4   $123.5 :   $121.2
 Revolver/DIP Borrowings                                              132.1    155.7 :    111.6
 Other Current Liabilities                                             28.7     29.5 :     31.8
                                                                  ---------- --------: ---------
  Total Current Liabilities                                           299.2    308.7 :    264.6
 Long-Term Capital Lease Obligations                                   27.4     24.5 :     26.5
 Lease Financing Obligation                                            17.5        - :        -
 Convertible Notes Payable                                             12.0     29.0 :        -
 Unfavorable Lease Liability                                           44.9     45.3 :        -
 Other Long-Term Liabilities                                           36.4     37.3 :     43.1
                                                                                     :
 Liabilities Subject to Settlement                                        -        - :    554.4
                                                                                     :
 Common Stock                                                          55.3     55.0 :    137.1
 Accumulated Deficit                                                  (20.3)   (34.4):   (450.4)
                                                                  ---------- --------: ---------
  Total Stockholders' Equity (Deficiency)                              35.0     20.6 :   (313.3)
                                                                  ---------- --------: ---------
   Total Liabilities and Stockholders' Equity (Deficiency)           $472.4   $465.4 :   $575.3
                                                                  ========== ========: =========

NOTE: EBITDA is earnings (loss) before interest and debt expense, income taxes, restructuring and non-recurring items, gains and losses on dispositions of properties, reorganization and extraordinary items, and depreciation and amortization expense.


* Plan amounts are from the Form 8-K dated April 1, 1999.
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